UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE  SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 2, 2014

CANNABIS KINETICS CORP.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	333-179390	99-0372219
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3240 W 71st Ave, Unit 5

Westminster CO 80030

(Address of Principal Executive Offices, Zip Code)

(720)-319-5602

 (Registrant's Telephone Number, Including Area Code)

  _________________________________________________

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 – Regulation FD

Item 7.01 Regulation FD.

The information set forth in Item 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 7.01.

Section 8 – Other Events

Item 8.01 Other Events.

On October 2, 2014, Cannabis Kinetics Corp. (the “Company”) entered into a definitive non-binding letter of intent (“LOI”) with Jeremy N. Stout, Inc. d/b/a The Big Tomato, a Colorado corporation (“The Big Tomato”), and its two shareholders for the sale of all of the operating assets of The Big Tomato. The LOI amended some of the material provisions of the previous letter of intent entered into among the parties on September 17, 2014.

The purchase price for the business of The Big Tomato is $1,500,000 in cash and a newly created class of preferred stock. The cash portion of the purchase price is to be secured by The Big Tomato’s business and payable over two years in equal semi-annual installments of $325,000 each, commencing six months from the closing. At the closing the Company must pay the sellers $200,000 in cash. The preferred stock is to have a market value of $9,000,000, based on the volume weighted average price of the common stock from October 2, 2014 until the transaction closes. The sellers may elect to receive the cash installments in cash or shares of said preferred stock.

The LOI also provides that at the closing the sellers be issued 250,000 shares of common stock of the Company.

It is contemplated that the Company will assume all trade payables and liabilities relating to the inventory and other specified business expenses.

The closing of the transactions contemplated by the LOI is subject to due diligence, the execution and delivery of a definitive purchase agreement and related documentation, and the delivery of audited financial statements of The Big Tomato. The Company agreed to pay for the cost of such audit as well as the legal fees incurred by the sellers in connection with the proposed transaction.

The LOI will remain in effect for 90 days, unless earlier terminated by the written agreement of the parties.

For all the terms and conditions of the LOI, reference is hereby made to such agreement annexed hereto as Exhibit 10.5. All statements made herein concerning the LOI are qualified by reference to said Exhibit.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.5	Letter of Intent, dated October 2, 2014 among Cannabis Kinetics Corp., Jeremy N. Stout, Josh Field and Jeremy N. Stout, Inc.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANNABIS KINETICS CORP.

Date: October 8, 2014	By:	/s/ Eric Hagen
	Name:	Eric Hagen
	Title:	President and Chief Executive Officer